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                                                                      EXHIBIT 10

                               TRANSFER AGREEMENT

         Agreement, dated April 11, 1997, by and between Occidental Chemical Investment (Canada) 2, Inc., a Delaware Corporation ("OCIC2"), having its principal place of business at 10889 Wilshire Blvd., Los Angeles, California 90024, and Oxy Chemical Corporation, a California Corporation ("OCC"), having its principal place of business at 10889 Wilshire Blvd., Los Angeles, California 90024.

                                    RECITALS

         A. OCC and OCIC2 desire to evidence the acquisition by OCC of 1,000 Common Shares, without par value (the "OCIC2 Shares"), of OCIC2 in exchange for all of OCC's right, title and interest in 4,459,232 Common Shares (the "CXY Shares") of Canadian Occidental Petroleum Ltd., a Canadian corporation ("CXY"), which shares are represented by the stock certificates listed on Exhibit A.

         NOW, THEREFORE, OCIC2 and OCC agree as follows.

1. Transfer. OCC hereby transfers and assigns to OCIC2 all right, title and interest of OCC in and to the CXY Shares and, in consideration therefor, OCIC2 hereby issues to OCC the OCIC2 Shares. OCC shall promptly take all actions necessary to cause the transfer of the CXY Shares to OCIC2 to be recorded on the books and records of CXY, including, but not limited to, executing stock powers, certificates, and affidavits; obtaining bonds of indemnity and paying any stock transfer taxes, fees or expenses.

2. Rights of Ownership. From and after the date of this Agreement, OCIC2 shall hold and exercise all rights of ownership in and to the CXY Shares and OCC shall cooperate with OCIC2 to enable OCIC2 to exercise such rights. Without limiting the foregoing, in the event that, prior to the transfer of the CXY Shares to OCIC2 being recorded on the books and records of CXY, CXY pays any dividend or makes any distribution to its shareholders or solicits any vote of its stockholders, OCC shall promptly remit any such dividend or distribution to OCIC2 and shall vote the CXY Shares in the manner directed by OCIC2.

         IN WITNESS WHEREOF, OCC and OCIC2 have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

OXY CHEMICAL CORPORATION                    OCCIDENTAL CHEMICAL INVESTMENT
                                            (CANADA) 2, INC.

By: David C. Yen                            By: Anthony R. Leach
    ---------------------------                 --------------------------
    David C. Yen                                Anthony R. Leach
    Vice President and Treasurer                President

lsp/cxyshr3
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                                    EXHIBIT A

                         LIST OF CXY SHARE CERTIFICATES


CERTIFICATE NUMBER                      NUMBER OF SHARES             DATE ISSUED
B81717                                           945,314               12/29/89
B096393                                        1,284,302               03/06/92
B104381                                        2,229,616               05/28/96
                          -------------------------------
                    TOTAL                      4,459,232

lsp/cxyshr3